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                                  EXHIBIT 99.1

                  ARTICLE 8-11 COMMITTEES

                  C.       AUDIT COMMITTEE

                  THE PRESIDENT OF THE BOARD OF DIRECTORS WILL NAME THE PRESIDENT OF THIS COMMITTEE, WHO WILL NOT BE THE TREASURER OR THE ASSISTANT TREASURER OF THE CORPORATION, AND AT LEAST SIX
                  (6) ADDITIONAL MEMBERS OF THE BOARD OF DIRECTORS, AND WHO WILL MEET NO LESS THAN ONCE EVERY THREE MONTHS, AND AS MANY TIMES AS NECESSARY. THE DECISIONS OF THIS COMMITTEE WILL BE BY A MAJORITY OF THE MEMBERS PRESENT AT EACH MEETING.

                  THE DUTIES OF THIS COMMITTEE WILL BE:

                  1. REVIEW AND MAKE SURE THAT THE CORPORATION AND ITS SUBSIDIARIES HAVE AN ADEQUATE INTERNAL CONTROLS STRUCTURE TO SAFEGUARD THE ASSETS, GENERATE RELIABLE FINANCIAL INFORMATION Y ASSURE COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS.

                  2. REVIEW THE ACTIVITIES PERFORMED BY THE INTERNAL AUDIT OFFICE OF THE CORPORATION.

                  3. SELECT, FOR THE FINAL DETERMINATION OF THE BOARD OF DIRECTORS, THE EXTERNAL AUDITING FIRM OF THE CORPORATION.

                  4. REVIEW THE RESULTS OF THE AUDITS PERFORMED BY THE REGULATORY AGENCIES.

                  5. REVIEW THE CONSOLIDATED FINANCIAL REPORTS OF THE CORPORATION TO BE ISSUED OR FILED WITH REGULATORY AGENCIES.

                  6. REVIEW AND JUDGE THE ANNUAL REPORT PREPARED BY THE EXTERNAL AUDITORS.


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